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                                                                    EXHIBIT 5.01

                                 August 23, 2001

Kana Software , Inc.
181 Constitution Drive
Menlo Park, California 94025

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Kana Software, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about August 24, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 50,000,000 shares of the Company's Common Stock to be issued from time to time in the future by the Company (the "Stock").

         In rendering this opinion, we have examined the following.

         (1) the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on July 29, 2001.

         (2) the Company's Bylaws, certified by the Company's Secretary on June 29, 2001.

         (3) the Registration Statement, together with the Exhibits to be filed as a part thereof or incorporated therein by reference.

         (4) the Prospectus prepared in connection with the Registration Statement.

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that you have provided to us, including the minutes of a meeting of the Company's Board of Directors held on August 14, 2001, pursuant to which the filing of the registration statement was approved.

         (6) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof, and a summary report, prepared by the Company, of currently outstanding options and warrants to purchase the Company's capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted in the future.

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

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August 23, 2001
Page 2

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

         In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any such Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and such effectiveness shall not have been terminated or rescinded, that the issuance of the Stock will have been authorized by appropriate corporate action of the Company and such authorization will be applicable to such Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Stock. We have also assumed that the delivery of the Stock will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or

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August 23, 2001
Page 3

other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

         Based upon the foregoing, we are of the opinion that when the issuance of the Stock has been duly authorized by appropriate corporate action of the Company, the Stock will be duly and validly authorized; and when such shares of Stock have been issued and the certificates representing shares of the Stock are duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, the Stock will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                   Very truly yours,

                                   FENWICK & WEST LLP

                                   By: /s/ David K. Michaels
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                                       David K. Michaels, a partner